Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE July 24, 2025

McGrath Announces Results for Second Quarter 2025

Livermore, CA - July 24, 2025 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues for the quarter ended June 30, 2025 of $235.6 million, an increase of 11% compared to the second quarter of 2024. The Company reported net income of $36.0 million, or $1.46 per diluted share, for the second quarter of 2025, compared to net income of $20.6 million, or $0.84 per diluted share, for the second quarter of 2024.

SECOND QUARTER 2025 YEAR-OVER-YEAR Company HIGHLIGHTS:

•
Rental operations revenues increased 5% to $163.5 million.
•
Sales revenues increased 28% to $69.8 million.
•
Total revenues increased 11% to $235.6 million.
•
Income from operations increased 5% to $57.2 million.
•
Adjusted EBITDA1 increased 3% to $86.5 million.
•
Dividend rate of $0.485 per share for the second quarter 2025. On an annualized basis, this dividend represents a 1.7% yield on the July 23, 2025 close price of $115.05 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We were pleased with our second quarter results. The 11% increase in companywide revenues was driven by higher rental operations and sales revenues.

Modular rental revenues increased 5% compared to last year, with growth across both commercial and education customer bases, despite softer market demand conditions than a year ago. Given current utilization levels, we reduced new equipment capital spending and focused on preparing available fleet to satisfy new shipments which increased operating expenses for the quarter. Our modular services offerings contributed to growth, and our Enviroplex business had a strong quarter of new modular sales in the education market.

Demand conditions in Portable Storage showed some improvement compared to the first quarter, with rental revenues growing 5% sequentially, though down 5% from a year ago. Lower commercial construction project activity continued to make demand conditions challenging.

TRS-RenTelco had a strong quarter, with rental revenues up 7% over last year. Consistent with the first quarter, improvement in market demand conditions was broad-based across customer segments.

We were pleased with our execution in the second quarter and encouraged by several positive signs in the overall demand environment, despite some ongoing economic uncertainty. Overall, our outlook is incrementally more positive as we enter the second half of the year, and we remain focused on disciplined operational execution to make the most of the market opportunities."

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2025 to the quarter ended June 30, 2024 unless otherwise indicated.

Mobile Modular

For the second quarter of 2025, the Company’s Mobile Modular division reported Adjusted EBITDA of $53.1 million, a decrease of $0.3 million, when compared to the same quarter in 2024.

•
Rental revenues increased 5% to $81.9 million, depreciation expense increased 7% to $10.7 million, and other direct costs increased 13% to $24.0 million, which resulted in an increase in gross profit on rental revenues of 1% to $47.2 million.
•
Rental related services revenues increased 11% to $32.2 million, primarily attributable to higher delivery and pick-up activities and higher site related services, with associated gross profit increasing 29% to $11.7 million.
•
Sales revenues increased 13% to $40.5 million, due to higher new and used equipment sales. Gross margin on sales was 32% in 2025, compared to 38% in 2024, resulting in a 6% decrease in gross profit on sales revenues to $12.9 million. The reduction in gross margin on sales was primarily attributed to a higher mix of new versus used sales during the quarter.
•
Selling and administrative expenses increased $3.5 million to $36.8 million, primarily due to a $1.7 million increase in employees' salaries and benefit costs, $0.9 million higher allocated corporate expenses and $0.7 million higher marketing and administrative expenses.

Portable storage

For the second quarter of 2025, the Company’s Portable Storage division reported Adjusted EBITDA of $9.8 million, a decrease of $1.2 million, or 11%, when compared to the same quarter in 2024.

•
Rental revenues decreased 5% to $16.9 million, depreciation expense increased 4% to $1.0 million, and other direct costs increased 26% to $1.9 million, which resulted in a decrease in gross profit on rental revenues of 9% to $14.0 million.
•
Rental related services revenues were $4.4 million and gross profit on rental related services revenues was $0.1 million, which was down from $0.2 million in the second quarter of 2024.
•
Sales revenues increased $0.4 million to $1.7 million, primarily from higher used equipment sales. Gross margin on sales was 39% in 2025, compared to 43% in 2024, resulting in a $0.1 million increase in gross profit on sales revenues to $0.7 million.
•
Selling and administrative expenses increased $0.1 million to $7.5 million in 2025, as compared to 2024.

TRS-RenTelco

For the second quarter of 2025, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $19.3 million, an increase of $1.3 million, or 7%, when compared to the same quarter in 2024.

•
Rental revenues increased 7% to $27.1 million, depreciation expense decreased 14%, and other direct costs increased 9%, resulting in a 32% increase in gross profit on rental revenues to $11.9 million. The rental revenue increase was primarily due to the strengthening of end markets, resulting in higher average rental equipment on rent compared to the prior year.
•
Sales revenues increased 32% to $7.7 million and gross margin on sales was 47% in 2025, compared to 54% in 2024, resulting in a 16% increase in gross profit on sales revenues to $3.6 million.
•
Selling and administrative expenses increased $0.7 million to $7.3 million in 2025, as compared to the same period in 2024.

financial outlook:

Based upon the Company's year-to-date results and current outlook for the remainder of the year, the Company is updating its financial outlook. For the full-year 2025, the Company currently expects:

		Previous	Current
•	Total revenue:	$920 to $960 million	$925 to $960 million
•	Adjusted EBITDA[1,2]:	$343 to $355 million	$347 to $356 million
•	Gross rental equipment capital expenditures:	$115 to $125 million	$115 to $125 million
1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and non-operating transactions. A reconciliation of actual net income to Adjusted EBITDA and net cash provided by operating activities to Adjusted EBITDA can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 24, 2025 to discuss the second quarter 2025 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-5630 (in the U.S.), or 1-402-220-2557 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward-looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, the discussion under the heading “Financial Outlook” is forward looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the impact of the recent tariff actions and other economic factors; health of the education and commercial markets in our modular building division; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the other factors disclosed under “Risk Factors” in the Company’s 2024 Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof and are based on management’s reasonable assumptions, however these assumptions can be wrong or affected by known or unknown risks and uncertainties. No forward-looking statement can be guaranteed, and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues
Rental	$125,985	$121,176	$246,098	$241,508
Rental related services	37,483	34,358	71,399	63,938
Rental operations	163,468	155,534	317,497	305,446
Sales	69,775	54,414	108,701	89,483
Other	2,373	2,663	4,834	5,509
Total revenues	235,616	212,611	431,032	400,438
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,426	22,165	42,931	44,531
Rental related services	25,477	24,990	49,790	45,776
Other	31,519	27,920	59,171	56,930
Total direct costs of rental operations	78,422	75,075	151,892	147,237
Costs of sales	46,480	34,121	71,990	56,518
Total costs of revenues	124,902	109,196	223,882	203,755
Gross profit	110,714	103,415	207,150	196,683
Expenses:
Selling and administrative expenses	53,543	49,003	104,412	99,467
Other income, net	—	—	—	(9,281)
Income from operations	57,171	54,412	102,738	106,497
Interest expense	7,795	13,037	15,954	25,741
Foreign currency exchange (gain) loss	(81)	31	(86)	163
WillScot Mobile Mini transaction costs (Note 1)	—	12,367	—	21,721
Income before provision for income taxes	49,457	28,977	86,870	58,872
Provision for income taxes	13,484	8,359	22,689	15,406
Net income	35,973	20,618	64,181	43,466
Earnings per share:
Basic	$1.46	$0.84	$2.61	$1.77
Diluted	$1.46	$0.84	$2.61	$1.77
Shares used in per share calculation:
Basic	24,611	24,549	24,592	24,531
Diluted	24,618	24,560	24,620	24,562
Cash dividends declared per share	$0.485	$0.475	$0.970	$0.950

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
(in thousands)	2025	2024
Assets
Cash	$1,469	$807
Accounts receivable, net of allowance for credit losses of $2,866 at June 30, 2025 and at December 31, 2024	233,801	219,342
Rental equipment, at cost:
Relocatable modular buildings	1,443,314	1,414,367
Portable storage containers	244,261	240,846
Electronic test equipment	333,171	343,982
	2,020,746	1,999,195
Less: accumulated depreciation	(627,064)	(611,536)
Rental equipment, net	1,393,682	1,387,659
Property, plant and equipment, net	215,720	197,439
Inventories	12,297	14,304
Prepaid expenses and other assets	85,748	80,477
Intangible assets, net	51,919	54,332
Goodwill	332,373	323,224
Total assets	$2,327,009	$2,277,584
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$572,525	$590,208
Accounts payable	54,864	60,082
Accrued liabilities	118,177	113,961
Deferred income	125,389	109,836
Deferred income taxes, net	292,893	280,129
Total liabilities	1,163,848	1,154,216
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,612 shares as of June 30, 2025 and 24,551 shares as of December 31, 2024	115,891	116,253
Retained earnings	1,047,270	1,007,115
Total shareholders’ equity	1,163,161	1,123,368
Total liabilities and shareholders’ equity	$2,327,009	$2,277,584

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$64,181	$43,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,739	54,131
Deferred income taxes	12,764	11,592
Provision for credit losses	826	873
Share-based compensation	5,322	4,556
Gain on sale of property, plant and equipment	—	(9,281)
Gain on sale of used rental equipment	(16,674)	(15,537)
Foreign currency exchange (gain) loss	(86)	163
Amortization of debt issuance costs	45	4
Change in:
Accounts receivable	(15,285)	9,116
Inventories	2,007	(12,788)
Prepaid expenses and other assets	(5,270)	5,817
Accounts payable	(8,402)	23,155
Accrued liabilities	2,403	166
Deferred income	15,124	23,196
Net cash provided by operating activities	109,694	138,629
Cash Flows from Investing Activities:
Purchases of rental equipment	(50,230)	(145,345)
Purchases of property, plant and equipment	(21,621)	(30,125)
Cash paid for acquisition of businesses	(21,947)	—
Proceeds from sales of used rental equipment	32,200	29,334
Proceeds from sales of property, plant and equipment	—	12,251
Net cash used in investing activities	(61,598)	(133,885)
Cash Flows from Financing Activities:
Net payments under bank lines of credit	(17,730)	(43,708)
Borrowings under term note agreement	—	75,000
Taxes paid related to net share settlement of stock awards	(5,684)	(4,082)
Payment of dividends	(24,020)	(23,435)
Net cash (used in) provided by financing activities	(47,434)	3,775
Net increase in cash	662	8,519
Cash balance, beginning of period	807	877
Cash balance, end of period	$1,469	$9,396
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$15,982	$26,394
Net income taxes paid (refunded), during the period	$5,786	$(4,599)
Dividends accrued during the period, not yet paid	$12,443	$12,150
Rental equipment acquisitions, not yet paid	$8,658	$7,634
Business acquisition payments withheld	$1,815	$—

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$81,909	$16,939	$27,137	$—	$125,985
Rental related services	32,172	4,394	917	—	37,483
Rental operations	114,081	21,333	28,054	—	163,468
Sales	40,484	1,712	7,713	19,866	69,775
Other	1,423	301	649	—	2,373
Total revenues	155,988	23,346	36,416	19,866	235,616

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,741	1,038	9,647	—	21,426
Rental related services	20,450	4,304	723	—	25,477
Other	23,990	1,918	5,611	—	31,519
Total direct costs of rental operations	55,181	7,260	15,981	—	78,422
Costs of sales	27,581	1,048	4,072	13,779	46,480
Total costs of revenues	82,762	8,308	20,053	13,779	124,902

Gross Profit
Rental	47,178	13,983	11,879	—	73,040
Rental related services	11,722	90	194	—	12,006
Rental operations	58,900	14,073	12,073	—	85,046
Sales	12,903	664	3,641	6,087	23,295
Other	1,423	301	649	—	2,373
Total gross profit	73,226	15,038	16,363	6,087	110,714
Selling and administrative expenses	36,777	7,547	7,320	1,899	53,543
Income from operations	$36,449	$7,491	$9,043	$4,188	57,171
Interest expense					7,795
Foreign currency exchange gain					(81)
Provision for income taxes					13,484
Net income					$35,973

Other Information
Adjusted EBITDA [1]	$53,088	$9,834	$19,314	$4,290	$86,525
Average rental equipment [2]	$1,300,787	$233,742	$330,532
Average monthly total yield [3]	2.10%	2.42%	2.74%
Average utilization [4]	73.7%	61.1%	64.8%
Average monthly rental rate [5]	2.85%	3.95%	4.22%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$78,039	$17,823	$25,314	$—	$121,176
Rental related services	28,920	4,640	798	—	34,358
Rental operations	106,959	22,463	26,112	—	155,534
Sales	35,930	1,266	5,845	11,373	54,414
Other	1,657	293	713	—	2,663
Total revenues	144,546	24,022	32,670	11,373	212,611

Costs and Expenses
Direct costs of rental operations:
Depreciation	9,995	1,001	11,169	—	22,165
Rental related services	19,828	4,476	686	—	24,990
Other	21,265	1,527	5,128	—	27,920
Total direct costs of rental operations	51,088	7,004	16,983	—	75,075
Costs of sales	22,172	716	2,716	8,517	34,121
Total costs of revenues	73,260	7,720	19,699	8,517	109,196

Gross Profit
Rental	46,779	15,295	9,017	—	71,091
Rental related services	9,092	164	112	—	9,368
Rental operations	55,871	15,459	9,129	—	80,459
Sales	13,758	550	3,129	2,856	20,293
Other	1,657	293	713	—	2,663
Total gross profit	71,286	16,302	12,971	2,856	103,415
Selling and administrative expenses	33,239	7,465	6,585	1,714	49,003
Other income, net	—	—	—	—	—
Income from operations	$38,047	$8,837	$6,386	$1,142	$54,412
Interest expense					13,037
Foreign currency exchange loss					31
WillScot Mobile Mini transaction costs [6]					12,367
Provision for income taxes					8,359
Net income					$20,618

Other Information
Adjusted EBITDA [1]	$53,418	$11,015	$18,001	$1,238	$83,672
Average rental equipment [2]	$1,203,415	$226,754	$367,322
Average monthly total yield [3]	2.16%	2.62%	2.28%
Average utilization [4]	78.4%	66.1%	56.5%
Average monthly rental rate [5]	2.76%	3.96%	4.07%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the year ended December 31, 2024, the Company determined that transaction costs incurred by the Company attributed to the terminated Merger Agreement were significant. Due to this determination, the Company reclassified $12.4 million in transaction costs from Selling and administrative expenses for the three months ended June 30, 2024, and reported such expenses separately as non-operating expense under the Corporate segment.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$160,404	$33,014	$52,680	$—	$246,098
Rental related services	61,647	8,025	1,727	—	71,399
Rental operations	222,051	41,039	54,407	—	317,497
Sales	62,974	2,956	15,692	27,079	108,701
Other	2,881	617	1,336	—	4,834
Total revenues	287,906	44,612	71,435	27,079	431,032

Costs and Expenses
Direct costs of rental operations:
Depreciation	21,294	2,070	19,567	—	42,931
Rental related services	40,190	8,237	1,363	—	49,790
Other	44,802	3,445	10,924	—	59,171
Total direct costs of rental operations	106,286	13,752	31,854	—	151,892
Costs of sales	42,926	1,879	8,343	18,842	71,990
Total costs of revenues	149,212	15,631	40,197	18,842	223,882

Gross Profit
Rental	94,308	27,499	22,189	—	143,996
Rental related services	21,457	(212)	364	—	21,609
Rental operations	115,765	27,287	22,553	—	165,605
Sales	20,048	1,077	7,349	8,237	36,711
Other	2,881	617	1,336	—	4,834
Total gross profit	138,694	28,981	31,238	8,237	207,150
Selling and administrative expenses	70,765	15,101	14,758	3,788	104,412
Other income, net	—	—	—	—	—
Income from operations	$67,929	$13,880	$16,480	$4,449	102,738
Interest expense					15,954
Foreign currency exchange gain					(86)
Provision for income taxes					22,689
Net income					$64,181

Other Information
Adjusted EBITDA [1]	$100,719	$18,421	$37,248	$4,653	$161,041
Average rental equipment [2]	$1,292,797	$233,501	$334,607
Average monthly total yield [3]	2.07%	2.36%	2.62%
Average utilization [4]	74.2%	60.6%	63.0%
Average monthly rental rate [5]	2.79%	3.89%	4.17%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$154,535	$36,230	$50,743	$—	$241,508
Rental related services	53,053	9,363	1,522	—	63,938
Rental operations	207,588	45,593	52,265	—	305,446
Sales	61,256	2,478	12,657	13,092	89,483
Other	3,287	711	1,511	—	5,509
Total revenues	272,131	48,782	66,433	13,092	400,438

Costs and Expenses
Direct costs of rental operations:
Depreciation	19,870	1,965	22,696	—	44,531
Rental related services	35,608	8,932	1,236	—	45,776
Other	43,938	2,995	9,997	—	56,930
Total direct costs of rental operations	99,416	13,892	33,929	—	147,237
Costs of sales	39,584	1,484	5,658	9,791	56,518
Total costs of revenues	139,000	15,377	39,587	9,791	203,755

Gross Profit
Rental	90,727	31,270	18,050	—	140,047
Rental related services	17,445	431	286	—	18,162
Rental operations	108,172	31,701	18,336	—	158,209
Sales	21,672	993	6,999	3,301	32,965
Other	3,287	711	1,511	—	5,509
Total gross profit	133,131	33,405	26,846	3,301	196,683
Selling and administrative expenses	66,854	15,275	13,823	3,515	99,467
Other income, net	(6,220)	(1,319)	(1,742)	—	(9,281)
Income (loss) from operations	$72,499	$19,450	$14,765	$(216)	106,497
Interest expense					25,741
Foreign currency exchange loss					163
WillScot Mobile Mini transaction costs [6]					21,721
Provision for income taxes					15,406
Net income					$43,466

Other Information
Adjusted EBITDA [1]	$96,745	$22,538	$36,481	$(24)	$155,740
Average rental equipment [2]	$1,188,828	$225,025	$369,756
Average monthly total yield [3]	2.17%	2.68%	2.27%
Average utilization [4]	78.6%	67.8%	56.4%
Average monthly rental rate [5]	2.76%	3.96%	4.05%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the year ended December 31, 2024, the Company determined that transaction costs incurred by the Company attributed to the terminated Merger Agreement were significant. Due to this determination, the Company reclassified $21.7 million in transaction costs from Selling and administrative expenses for the six months ended June 30, 2024, and reported such expenses separately as non-operating expense under the Corporate segment.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales and non-operating transactions. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs and gains on property sales is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs, gains on property sales and non-operating transactions. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Net income	$35,973	$20,618	$64,182	$43,466	$252,448	$115,848
Provision for income taxes	13,484	8,359	22,689	15,406	89,202	42,234
Interest expense	7,795	13,037	15,954	25,741	37,454	48,892
Depreciation and amortization	26,339	26,944	52,739	54,131	106,063	108,548
EBITDA	83,591	68,958	155,564	138,744	485,167	315,522
Share-based compensation	2,779	2,347	5,322	4,556	10,268	9,449
Transaction costs [3]	155	12,367	155	21,721	41,593	23,306
Other income, net [4]	—	—	—	(9,281)	—	(12,899)
Gain on merger termination from WillScot Mobile Mini [5]	—	—	—	—	(180,000)	—
Adjusted EBITDA [1]	$86,525	$83,672	$161,041	$155,740	$357,028	$335,378
Adjusted EBITDA margin [2]	37%	39%	37%	38%	38%	38%

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Net cash provided by operating activities	$55,812	$79,209	$109,694	$138,629	$345,440	$158,903
Change in certain assets and liabilities:
Accounts receivable, net	24,919	5,429	14,459	(9,989)	16,422	25,438
Inventories, prepaid expenses and other assets	11,427	(519)	3,263	6,971	2,193	15,005
Accounts payable and accrued liabilities	(20,522)	(3,800)	10,266	6,160	(137,663)	2,942
Deferred income	(8,050)	(11,928)	(15,124)	(23,196)	9,664	(28,000)
Amortization of debt issuance costs	(22)	(2)	(45)	(4)	(107)	(8)
Foreign currency exchange (loss) gain	81	(31)	86	(163)	34	(61)
Gain on sale of used rental equipment	10,281	8,182	16,674	15,537	36,222	32,929
Income taxes paid, net of refunds received	5,762	(5,078)	5,786	(4,599)	46,909	80,035
Interest paid	6,837	12,210	15,982	26,394	37,912	48,195
Adjusted EBITDA [1]	$86,525	$83,672	$161,041	$155,740	$357,026	$335,378

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.

5. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA.